                                 FIFTH AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT

                This fifth amendment to amended and restated credit agreement ("Amendment"), dated as of June 19, 2001, is made and entered into by and between REDHOOK ALE BREWERY, INCORPORATED, a Washington corporation ("Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, successor by merger to U. S. Bank of Washington, National Association ("U.S. Bank"). Words and phrases with initial capital letters have the meanings given to them in Article I of this Amendment.

                                R E C I T A L S :

                A. On or about June 5, 1995, U.S. Bank and Borrower entered into that certain amended and restated credit agreement (together with all amendments, supplements, exhibits, and modifications thereto, the "Credit Agreement"), whereby U.S. Bank agreed to make loans and advances of credit to Borrower on the terms and conditions set forth therein.

                B. Borrower and U.S. Bank have entered into four amendments to the Credit Agreement, dated as of July 25, 1996, September 15, 1997, February 22, 1999, and August 10, 2000, respectively, whereby U.S. Bank extended the Commitment Period of the Revolving Loan and otherwise modified the terms of the Term Loan, Revolving Loan, and Acquisition Loan.

                C. Borrower and U.S. Bank have agreed to extend the deadline by which the entire principal and any accrued interest on the Term Loan shall be paid in full. The purpose of this Amendment is to set forth the terms and conditions of U.S. Bank's and Borrower's agreements.

                NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

                      ARTICLE I. DEFINITIONS AND AMENDMENT

                1.1 Defined Terms. As used in this Amendment, words and phrases with initial capital letters shall have the meanings given to them in the Credit Agreement, except as otherwise defined herein, or as the context otherwise requires.

                1.2 Modified and Additional Defined Terms. Section 1.1 of the Credit Agreement is modified to amend in their entirety (if presently defined in Section 1.1 of the Credit Agreement) or add (if not presently defined in Section 1.1 of the Credit Agreement) the following defined terms:

                "Cash Flow" means, for any period, Net Income (before taxes) for such period, (1) plus depreciation, amortization, and other noncash charges for such period, plus Interest Expense for such period (2) less unfunded Capital Expenditures, less dividends and distributions paid to Borrower's shareholders during such period, less cash taxes and (3) divided by the sum of Interest Expense plus mandatory debt retirement payable during such period.

                "Fifth Amendment" means that certain fifth amendment to amended and restated credit agreement, dated as of 19, 2001, by and between Borrower and U.S. Bank, and includes all amendments, supplements, exhibits, and modifications to the Fourth Amendment.

                1.3 Incorporation of Recitals and Exhibits. The foregoing recitals are incorporated into this Amendment by reference. All references to "Exhibits" contained herein are references to exhibits attached to this Amendment, the terms and conditions of which are made a part of this Amendment for all purposes.

                1.4 Amendment. The Credit Agreement and the other Loan Documents are hereby amended as set forth herein. Except as specifically provided herein, all of the terms and conditions of the Credit Agreement and each of the other Loan Documents and all amendments thereto shall remain in full force and effect throughout the terms of the Loans and any extensions or renewals thereof.

                             ARTICLE II. TERM LOAN

                2.1 Term Loan. Article III of the Credit Agreement is hereby amended in its entirety to read as follows:

                3.1 Term Loan. Prior to the date of the Fifth Amendment and on the terms and conditions of this Agreement, U.S. Bank made a term loan to Borrower in the initial principal amount of $10,000,000 and with an outstanding principal balance, as of the date of the Fifth Amendment, of $7,200,000, the repayment of which, as well as other terms and conditions, are subject to this Agreement, as amended ("Term Loan").

                3.2 Term Note. The Term Loan is evidenced by and repayable with interest in accordance with the terms of a promissory note in the form attached to the Fifth Amendment as Exhibit A (the "Term Note").

                3.3 Interest Rates. Subject to Section 4.9 herein, Borrower shall pay interest on the principal amount of the Term Loan remaining unpaid from time to time at a per annum rate of interest equal to the applicable LIBOR Borrowing Rate for any LIBOR Rate Borrowing, pursuant to the other terms and conditions of this Agreement and subject to adjustment as set forth in Section 4.1 of this Agreement.

                3.4     Repayment.

                        (a) Borrower shall pay in arrears to U.S. Bank an amount equal to all accrued interest on the Term Loan; such monthly payments of interest commenced on July 1, 1996, and shall continue on the first day of each month thereafter.

                        (b)     In addition to the interest payments required in
        Section 3.4(a), Borrower shall make monthly payments of principal to Lender in 60 equal, consecutive installments of $37,500, such monthly installments commenced on July 1, 1997, and shall continue on the first day of each month thereafter until June 5, 2007, at which time the entire principal and any accrued and unpaid interest on the Term Loan shall be paid in full.

                2.2 Term Loan Fee. Concurrently with the execution and delivery of this Fifth Amendment to U.S. Bank, Borrower shall pay a nonrefundable fee in the amount of $18,000 for the Term Loan Amendment.

            ARTICLE III. GENERAL PROVISIONS APPLICABLE TO THE LOANS

                3.1 Interest Rates. Section 4.1(a) and Section 4.1(b) of the Credit Agreement are hereby amended in their entirety to read as follows:

                4.1     Interest Rates.

                        (a)     Subject to the terms of this Section 4.1 and
        Section 4.9, and during the period commencing with the date of the Fifth Amendment and ending on June 4, 2002, the LIBOR Borrowing Rate applicable to the Term Loan for any LIBOR Rate Borrowing shall be the LIBOR Rate plus 1.25 percent (125 basis points). Subject to the terms of this Section 4.1 and Section 4.9, for the period commencing on June 5, 2002, and continuing thereafter, the LIBOR Borrowing Rate applicable to the Term Loan for any LIBOR Rate Borrowing shall be the LIBOR Rate plus
        1.75 percent (175 basis points).

                        (b)     Subject to the terms of this Section 4.1 and
        Section 4.9, for the period commencing on June 6, 1999, and continuing thereafter, the interest rates for the Revolving Loan and the Acquisition Loans shall be adjusted based on the Funded Debt Ratio, as established for any preceding fiscal quarter of Borrower by the financial statements delivered to U.S. Bank pursuant to Section 6.1(a) of this Agreement, whether as initially submitted or as revised, as set forth in the following matrix:

----------------------------------------------------------------------------------
                          JUNE 6, 1999, AND THEREAFTER
----------------------------------------------------------------------------------
                         REVOLVING LOANS               ACQUISITION LOANS
                    -------------------------- -----------------------------------
                      PRIME
                    BORROWING       LIBOR            PRIME        LIBOR BORROWING
FUNDED DEBT RATIO      RATE     BORROWING RATE   BORROWING RATE         RATE
------------------- ---------- --------------- ----------------- -----------------
   Less than or       Prime      LIBOR Rate       Prime Rate        LIBOR Rate
     equal to         Rate     plus 1 percent     plus 0.25         plus 1.25
     2.25:1.0                    (100 basis        percent           percent
                                  points)         (25 basis         (125 basis
                                                   points)           points)
------------------- ---------- --------------- ----------------- -----------------
   Less than or       Prime      LIBOR Rate       Prime Rate        LIBOR Rate
     equal to         Rate       plus 1.25        plus 0.25      plus 1.5 percent
   3.0:1.0 and                    percent          percent          (150 basis
     greater                     (125 basis    (25 basis points      points)
  than 2.25:1.0                   points)
------------------- ---------- --------------- ----------------- -----------------
   Less than or       Prime      LIBOR Rate       Prime Rate        LIBOR Rate
     equal to         Rate        plus 1.5        plus 0.25         plus 1.75
   3.75:1.0 and                   percent          percent           percent
     greater                     (150 basis    (25 basis points     (175 basis
  than 3.0 :1.0                   points)                            points)
------------------- ---------- --------------- ----------------- -----------------
   Greater than       Prime      LIBOR Rate       Prime Rate        LIBOR Rate
     3.75:1.0         Rate        plus 2.0        plus 0.25         plus 2.25
                                  percent          percent           percent
                                 (200 basis    (25 basis points     (225 basis
                                  points)                            points)
------------------- ---------- --------------- ----------------- -----------------

                3.2 Manner of Borrowing. Section 4.2(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

                4.2     Manner of Borrowing.

                        (a) Whenever Borrower desires to use the LIBOR Borrowing Rate, Borrower shall give U.S. Bank irrevocable notice (either in writing or orally and promptly confirmed in writing) between 8:00 a.m. and 1:00 p.m. (Seattle, Washington time) two Business Days prior to the desired effective date of the LIBOR Borrowing Rate ("Borrowing Notice"). Any oral Borrowing Notice shall be given by, and any written Borrowing Notice or confirmation of an oral Borrowing Notice shall be signed by Paul Shipman, David Mickelson, or Anne Mueller, each of whom is authorized to request Loans, until written notice by Borrower of the revocation of such authority is received by U.S. Bank. Each Borrowing Notice shall specify the requested effective date of the LIBOR Borrowing Rate, the Interest Period, the amount of the LIBOR Rate Borrowing, and whether Borrower is requesting a new advance at the LIBOR Borrowing Rate, conversion of all or any portion of the Prime Rate Borrowing to a LIBOR Rate Borrowing, or a new Interest Period for an outstanding LIBOR Rate Borrowing. Notwithstanding any other term of this Agreement, Borrower may elect the LIBOR Borrowing Rate to apply to Loans or portions thereof only in the minimum principal amount of $500,000. In the event Borrower has not given U.S. Bank a Borrowing Notice two Business Days in advance of the expiration of any Interest Period of Borrower's intent to convert a LIBOR Rate Borrowing to a new LIBOR Rate Borrowing at the expiration of such Interest Period, then such LIBOR Rate Borrowing will, at U.S. Bank's option, at the expiration of such Interest Period, be deemed to be a Prime Rate Borrowing. Until such reversion to a Prime Borrowing Rate, interest will accrue on such LIBOR Rate Borrowing at the same LIBOR Borrowing Rate as the expired LIBOR Rate Borrowings.

                           ARTICLE IV. MISCELLANEOUS

                4.1 Section 10.13 of Article X of the Credit Agreement entitled "Arbitration" is hereby deleted in its entirety and replaced as follows:

                10.13 JURY WAIVER. U.S. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER U.S. BANK OR BORROWER AGAINST THE OTHER.


                BORROWER'S INITIALS /S/  DM       U.S. BANK'S INITIALS /S/  KP

                        ARTICLE V. CONDITIONS PRECEDENT

                U.S. Bank shall have no obligation to modify the terms of the Loans as provided in this Amendment unless the following conditions have been fulfilled to the satisfaction of U.S. Bank:

                (a) U.S. Bank shall have received this Amendment and the Term Note, duly executed and delivered by Borrower.

                (b) U.S. Bank shall have received the Term Loan fee as set forth in Section 2.2 herein

                (c) U.S. Bank shall have received the Renewal Revolving Note, the Acquisition Note, the Unconditional Guaranty, and the Security Agreement, in the forms attached hereto as Exhibit B, Exhibit C, Exhibit D, and Exhibit E, duly executed and delivered by Borrower and Guarantor.

                (d) All corporate proceedings of Borrower and its Subsidiaries shall be satisfactory in form and substance to U.S. Bank, and U.S. Bank shall have received all information and copies of all documents, including records of all corporate proceedings, that U.S. Bank has requested in connection therewith, such documents where appropriate to be certified by proper corporate authorities or Governmental Bodies.

                (e) There shall not then exist any Default or Event of Default hereunder as of the date hereof.

                (f) All representations and warranties of Borrower contained herein or made in writing in connection herewith shall be true and correct as of the date hereof.

                         ARTICLE VI. GENERAL PROVISIONS

                6.1 Representations and Warranties. Borrower hereby represents and warrants to U.S. Bank that, to the best knowledge and belief of Borrower, as of the date of this Amendment, there exists no Default or Event of Default. All representations and warranties of

Borrower contained in the Credit Agreement and the other Loan Documents, or otherwise made in writing in connection therewith, are true and correct as of the date of this Amendment. Borrower acknowledges and agrees that all of Borrower's Indebtedness to U.S. Bank is payable without offset, defense, or counterclaim.

                6.2 Guaranties. The parties hereby acknowledge and agree that all guaranties now existing or hereafter obtained by U.S. Bank shall remain in full force and effect, are valid and enforceable in accordance with their terms, and are not subject to offset, defense, or counterclaim.

                6.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

                6.4 Statutory Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                IN WITNESS WHEREOF, U.S. Bank and Borrower have caused this Amendment to be duly executed by their respective duly authorized officers or agents as of the date first above written.

                                       REDHOOK ALE BREWERY, INCORPORATED

                                       By:     /s/  David J. Mickelson
                                               -----------------------
                                               David Mickelson, Executive Vice
                                               President


                                       U.S. BANK NATIONAL ASSOCIATION


                                       By:     /s/  Kenneth D. Plank
                                               ---------------------
                                               Kenneth D. Plank, Vice President

               By execution of this Amendment, the undersigned Guarantor approves of the changes to the Credit Agreement set forth herein, agrees to be bound by Section 4.2 herein, reaffirms its Guaranty, and acknowledges and agrees that its obligations under its Guaranty are not subject to any defense, offset, or counterclaim.

                                         REDHOOK OF NEW HAMPSHIRE, INC.



                                         By:     /s/  David J. Mickelson
                                                 -------------------------------
                                                 David Mickelson, Executive Vice
                                                 President

                                    TERM NOTE

$10,000,000                                                         June 5, 2001

                For value received, the undersigned, REDHOOK ALE BREWERY, INC., a Washington corporation ("Borrower"), promises to pay to the order of U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION ("U.S. Bank"), at its principal place of business, 1420 Fifth Avenue, Seattle, Washington 98111-0720, or such other place or places as the holder hereof may designate in writing, the principal sum of Ten Million Dollars ($10,000,000) or so much thereof as advanced by U.S. Bank in lawful, immediately available money of the United States of America, in accordance with the terms and conditions of that certain amended and restated credit agreement of even date herewith by and between Borrower and U.S. Bank (together with all supplements, exhibits, amendments and modifications thereto, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the first date of an advance hereunder, in like money in accordance with the terms and conditions, and at the rate or rates provided for in the Credit Agreement. All principal, interest, and other charges are due and payable in full on June 5, 2007.

                Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by U.S. Bank. Borrower and all endorsers, sureties, and guarantors hereof (1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by U.S. Bank with respect to the payment or other provisions of this Note and the Credit Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and
(3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

                This Note is made in substitution for, but not in payment of, that certain revolving term note dated as of June 5, 1995, is the Term Note referred to in the Credit Agreement, and, as such, is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any Collateral and any conditions to making advances hereunder. This
Note is secured by a deed of trust covering real and personal property located in King County, Washington, dated August 9, 1993, and recorded with the Division of Records and Elections of King County, Washington on August 10, 1993, under recording number 9308101757, to which reference is hereby made for a description of the nature and extent of the security provided thereby and the rights and limitations of rights of U.S. Bank and of Borrower in respect of such security.

                Borrower grants to U.S. Bank a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to U.S. Bank all Borrower's right, title and interest in and to, Borrower's accounts with U.S. Bank (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes U.S. Bank, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

                Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof. If there is a lawsuit, Borrower agrees upon U.S. Bank's request to submit to the jurisdiction of the courts of King County, the state of Washington. U.S. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER U.S. BANK OR BORROWER AGAINST THE OTHER.

                BORROWER'S INITIALS /S/  DM     U.S. BANK'S INITIALS /S/  KP


                                                REDHOOK ALE BREWERY, INC.


                                                By:     /s/  David J. Mickelson
                                                        ------------------------
                                                        David Mickelson
                                                        Executive Vice President

                             RENEWAL REVOLVING NOTE

$10,000,000                                                         June 5, 2001


                For value received, the undersigned, REDHOOK ALE BREWERY, INCORPORATED, a Washington corporation ("Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, successor by merger to U. S. Bank of Washington, National Association ("U.S. Bank"), at its principal place of business, at Post Office Box 5308, Portland, Oregon 97228-5308, or such other place or places as the holder hereof may designate in writing, the principal sum of Ten Million Dollars ($10,000,000) or so much thereof as advanced by U.S. Bank in lawful immediately available money of the United States of America, in accordance with the terms and conditions of that certain amended and restated credit agreement dated as of June 5, 1995, by and between Borrower and U.S. Bank (together with all supplements, exhibits, modifications, and amendments thereto, including the fifth amendment to amended and restated credit agreement ("Fifth Amendment") of dated as of June 19, 2001, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the date hereof, in like money in accordance with the terms and conditions and at the rate or rates provided for in the Credit Agreement. All principal, interest, and other charges are due and payable in full on July 1, 2002.

                Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by U.S. Bank. Borrower and all endorsers, sureties, and guarantors hereof (1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by U.S. Bank with respect to the payment or other provisions of this Note and the Credit Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and
(3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

                This Note is made in substitution for, but not in payment of, that certain renewal revolving note dated as of August 10, 2000, is the Renewal Revolving Note referred to in the Fourth Amendment, and is a "Revolving Note" for purposes of the Credit Agreement and as such is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any Collateral and any conditions to making advances hereunder. This
Note is secured by the lien of the Deed of Trust encumbering real and personal property in King County, Washington, dated August 9, 1993, and recorded with the Division of Records and Elections of King County, Washington, on August 10, 1993, under recording No. 9308101757, to which reference is hereby made for a description of the nature and extent of the security provided thereby and the rights and limitations of rights of U.S. Bank and of Borrower in respect of such security.

                Borrower grants to U.S. Bank a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to U.S. Bank all Borrower's right, title and interest in and to, Borrower's accounts with U.S. Bank (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes U.S. Bank, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

                Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof. If there is a lawsuit, Borrower agrees upon U.S. Bank's request to submit to the jurisdiction of the courts of King County, the state of Washington. U.S. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER U.S. BANK OR BORROWER AGAINST THE OTHER.

                BORROWER'S INITIALS /S/  DM      U.S. BANK'S INITIALS /S/  KP



                                REDHOOK ALE BREWERY, INCORPORATED

                                By:   /s/  David J. Mickelson
                                      -----------------------
                                      David Mickelson, Executive Vice President

                                ACQUISITION NOTE

$
 ---------------                                             -------------, ----

                For value received, the undersigned, REDHOOK ALE BREWERY, INCORPORATED, a Washington corporation ("Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank"), at Post Office Box 5308, Portland, Oregon 97228-5308, or such other place or places as the holder hereof may designate in writing, the principal sum of _______________ Dollars ($___________) in lawful immediately available money of the United States of America, in accordance with the terms and conditions of that certain amended and restated credit agreement dated as of June 5, 1995, by and between Borrower and U.S. Bank (together with all supplements, exhibits, modifications, and amendments thereto, including the fifth amendment to amended and restated credit agreement ("Fifth Amendment"), dated as of June ___, 2001, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the date hereof, in like money in accordance with the terms and conditions and at the rate or rates provided for in the Fifth Amendment and the Credit Agreement. All principal, interest, and other charges are due and payable in full on _____________, ____.

                Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by U.S. Bank. Borrower and all endorsers, sureties, and guarantors hereof (1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by U.S. Bank with respect to the payment or other provisions of this Note and the Credit Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and
(3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

                This Note is one of the Acquisition Notes referred to in the Credit Agreement, is a "Note" for all purposes of the Credit Agreement and as such is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any Collateral and any conditions to making advances hereunder. This Note is secured by the lien of the Deed of Trust encumbering real and personal property in King County, Washington, dated August 9, 1993, and recorded with the Division of Records and Elections of King County, Washington, on August 10, 1993, under recording No. 9308101757, to which reference is hereby made for a description of the nature and extent of the security provided thereby and the rights and limitations of rights of U.S. Bank and of Borrower in respect of such security.

                Borrower grants to U.S. Bank a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to U.S. Bank all Borrower's right, title and interest in and to, Borrower's accounts with U.S. Bank (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes U.S. Bank, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

                Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof. If there is a lawsuit, Borrower agrees upon U.S. Bank's request to submit to the jurisdiction of the courts of King County, the state of Washington. U.S. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER U.S. BANK OR BORROWER AGAINST THE OTHER.

               BORROWER'S INITIALS _____            U.S. BANK'S INITIALS _____



                                       REDHOOK ALE BREWERY, INCORPORATED

                                       By:
                                          ---------------------------------
                                       Title:
                                             ------------------------------

                             UNCONDITIONAL GUARANTY

                This guaranty is made as of the 19 day of June, 2001, by REDHOOK OF NEW HAMPSHIRE, INC., a New Hampshire corporation ("Guarantor"), to and for the benefit of U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION, and its successors, participants, and assigns ("U.S. Bank").

                                R E C I T A L S:

                A. Contemporaneously with the execution hereof, Redhook Ale Brewery, Incorporated, a Washington corporation ("Borrower"), has entered into a certain credit agreement with U.S. Bank (together with all supplements, exhibits, and amendments thereto, the "Credit Agreement"), pursuant to which Borrower has received, or will receive, advances of credit from U.S. Bank (the "Loans"). Guarantor acknowledges that Guarantor has had an opportunity to review the Credit Agreement and all documents and instruments in connection therewith (collectively, "Loan Documents") and is fully familiar with the terms of the Loans. Terms defined in the Credit Agreement are used herein with the same meanings, unless otherwise defined.

                B. Guarantor is financially interested in Borrower and will receive certain benefits as a result of Guarantor's execution of this Guaranty. Guarantor acknowledges that this Guaranty is a condition to U.S. Bank's making the Loans. Guarantor agrees that this Guaranty is made for the benefit of Guarantor.

                NOW, THEREFORE, in order to induce U.S. Bank to extend credit to Borrower pursuant to the Credit Agreement, Guarantor agrees as follows:

                       ARTICLE I. UNCONDITIONAL GUARANTY

                Guarantor jointly, severally, unconditionally, absolutely, and irrevocably guarantees all past, present, and future Indebtedness of Borrower to U.S. Bank, including but not limited to the due and punctual payment of the principal and interest of the Notes and all money due or that may become due under the Credit Agreement or under the other Loan Document, whether (a) according to the present terms of any of those documents or at any earlier or accelerated date or dates as provided therein, (b) pursuant to any extension of time, or (c) pursuant to any amendment, modification, or replacement of those documents hereafter made or granted (collectively, "Obligations"). Guarantor acknowledges and agrees that Guarantor's liability hereunder is cumulative with the liability of Guarantor under all other unterminated guaranties of Guarantor.

                        ARTICLE II. WAIVERS BY GUARANTOR
                             AND RIGHTS OF U.S. BANK

                Guarantor intends that it shall remain unconditionally liable for payment of all the Obligations regardless of any act or omission which might otherwise operate as a legal or equitable defense to discharge Borrower, Guarantor, or any other guarantor in whole or part other than payment in full of the Obligations. Therefore, Guarantor hereby waives any defense

Guarantor may have to the enforceability of its obligations hereunder by virtue of any of the following and U.S. Bank may do any of the following things as many times as U.S. Bank wishes, without Guarantor's permission and without notifying Guarantor, and this will not affect Guarantor's promise to pay U.S. Bank the amount of the Obligations:

                (a) U.S. Bank does not have to notify Guarantor of U.S. Bank's acceptance of this Guaranty;

                (b) U.S. Bank does not have to notify Guarantor when U.S. Bank makes advances under the Credit Agreement, extends credit to Borrower, or pays the obligations of Borrower;

                (c) U.S. Bank does not have to notify Guarantor of (i) Borrower's failure to pay Borrower's obligations when due or (ii) Borrower's failure to perform any other obligation under the Loan Document;

                (d) U.S. Bank may extend, renew, accelerate, or otherwise change the time for payment of any of Borrower's obligations to U.S. Bank;

                (e) U.S. Bank may make any other changes in the Loan Document pursuant to the terms of the Loan Document;

                (f) U.S. Bank may release Borrower, any other guarantor, or anyone else against whom U.S. Bank may have the right to collect amounts that may become due under the Loan Document;

                (g) U.S. Bank may apply Collateral and direct the order or manner of sale thereof as U.S. Bank in its discretion may determine;

                (h) U.S. Bank may apply any money or Collateral received from or on behalf of the Borrower to the repayment of any Indebtedness due to U.S. Bank secured by such Collateral in any order U.S. Bank determines;

                (i) U.S. Bank may release, surrender, substitute, take additional, or exchange, any Collateral U.S. Bank now holds or may later acquire as security for Borrower's Indebtedness to U.S. Bank or Guarantor's obligations hereunder;

                (j) U.S. Bank may forbear from pursuing Borrower or from foreclosing or otherwise realizing upon any security interest, letter of credit, or other guaranty;

                (k) U.S. Bank may impair any Collateral Or Guarantor's obligations hereunder by its acts or omissions, including but not limited to failing to perfect a security interest in any Collateral;

                (l) Guarantor hereby waives any defense arising out of the absence, impairment, or loss of (i) any or all rights of recourse, reimbursement, contribution, or subrogation or (ii) any other right or remedy of Guarantor against Borrower or any other party or Collateral to collect amounts that Guarantor is obligated to pay under this Guaranty;

                (m) Guarantor hereby waives any defense arising (i) by reason of any invalidity, ineffectiveness, or unenforceability of all or any portion of the Loan Document or (ii) on the basis of any other defense available to Borrower (other than full payment in cash);

                (n) Guarantor waives diligence, demand for performance, notice of nonperformance, presentment, protest, notice of dishonor, and indulgences and notices of every other kind;

                (o) Guarantor agrees that U.S. Bank may in its sole discretion proceed against all or any portion of the Collateral by way of either judicial or nonjudicial foreclosure;

                (p) Guarantor understands that a nonjudicial foreclosure of any deed of trust securing the indebtedness of Borrower to U.S. Bank could impair or eliminate any subrogation, reimbursement, or contribution rights Guarantor may have against the grantor of the deed of trust; nevertheless, Guarantor waives and relinquishes any defense based upon the loss of such rights or any other defense that may otherwise arise out of RCW 61.24.100 or any other applicable antideficiency statute of another state. Guarantor understands and agrees that U.S. Bank may in its discretion nonjudicially foreclose one or more deeds of trust granted to it by Borrower, then collect from Guarantor a sum equal to the difference between the total amount of the Obligations and the amount of the successful bid at each trustee sale.

                 ARTICLE III. U.S. BANK'S RIGHT NOT TO PROCEED
                AGAINST BORROWER, OTHER GUARANTORS OR COLLATERAL

                If an Event of Default occurs under the Credit Agreement, U.S. Bank may enforce this guaranty against Guarantor (a) without attempting to collect or without exhausting U.S. Bank's efforts to collect from Borrower, any other guarantor, or anyone else who is liable for the Obligations or (b) without attempting to enforce U.S. Bank's rights in any Collateral. Without limiting the foregoing, U.S. Bank may sue on any Note or Notes or may take any other action authorized under the Loan Document or by law. In each case, U.S. Bank shall have the right to exercise its remedies in whatever order it elects and may join Guarantor in any suit on the Loan Document or can proceed against Guarantor in a separate proceeding. In case of suit, sale, or foreclosure, only the net proceeds therefrom, after deducting all reasonable charges and expenses of any kind and nature whatsoever, shall be applied to the reduction of the amount due on the Loan Document, and U.S. Bank shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment under or enforcement of this Guaranty. At any sale of the Collateral, U.S. Bank may at its discretion purchase all or any part of the Collateral and may apply against the amount bid therefor all or any portion of the balance due it pursuant to the terms of any Notes and any deed of trust. Guarantor hereby waives the right to object to the amount that may be bid by U.S. Bank at such foreclosure sale.

                ARTICLE IV. BANKRUPTCY AND ASSIGNMENT OF RIGHTS

                Guarantor agrees that its obligation to make payment under the terms of this Guaranty shall not be impaired, modified, changed, released, or limited in any manner by any impairment, modification, change, release, defense, or limitation of the liability of Borrower or of a receiver, trustee, debtor-in-possession, or estate under any bankruptcy or receivership proceeding. If any payment made by Borrower is reclaimed in a bankruptcy or receivership proceeding, Guarantor shall pay to U.S. Bank the dollar amount of the amount reclaimed. Guarantor further assigns to U.S. Bank all rights Guarantor may have in any proceeding relating to Borrower under the U.S. Bankruptcy Code or any receivership or insolvency proceeding until all Indebtedness of Borrower to U.S. Bank has been paid in full. This assignment includes all rights of Guarantor to be paid by Borrower even if those rights have nothing to do with this Guaranty. This assignment does not prevent U.S. Bank from enforcing Guarantor's obligations under this Guaranty in any way.

           ARTICLE V. GUARANTOR'S DUTY TO KEEP INFORMED OF BORROWER'S AND THE OTHER GUARANTOR'S FINANCIAL CONDITION

                Guarantor is now adequately informed of Borrower's financial condition, and Guarantor agrees to keep so informed. U.S. Bank need not provide Guarantor with any present or future information concerning the financial condition of Borrower or any other guarantor, and changes in Borrower's or Guarantor's financial condition shall not affect Guarantor's obligations under this Guaranty. Guarantor has not relied on financial information furnished by U.S. Bank, nor will Guarantor do so in the future.

            ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF GUARANTOR

                Guarantor represents and warrants to U.S. Bank as follows:

                (a) The execution, delivery, and performance by Guarantor of this Guaranty do not and will not (i) conflict with or contravene any law, rule, regulation, judgment, order, or decree of any government, governmental instrumentality, or court having jurisdiction over Guarantor or Guarantor's activities or properties, (ii) conflict with, or result in any default under, any agreement or instrument of any kind to which Guarantor is a party or by which Guarantor or any of Guarantor's properties may be bound or affected, or
(iii) require the consent, approval, order, or authorization of, or registration with, or the giving of notice to any United States or other governmental authority or any person or entity not a party to the Loan Document;

                (b) This Guaranty constitutes a legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms;

                (c) There is no action, litigation, or other proceeding pending or to Guarantor's knowledge threatened against Guarantor before any court, arbitrator, or administrative agency that may have a material adverse effect on the assets or the business or financial condition of Guarantor or that would prevent, hinder, or jeopardize the performance by Guarantor of Guarantor's obligations under this Guaranty;

                (d) Guarantor is fully familiar with all the covenants, terms, and conditions of the Loan Document; and

                (e) Guarantor is not party to any contract, agreement, indenture, or instrument or subject to any restriction individually or in the aggregate would have a material adverse affect on Guarantor's financial condition or business or that would in any way jeopardize the ability of Guarantor to perform under this Guaranty.

             ARTICLE VII. INDEMNITY REGARDING HAZARDOUS SUBSTANCES

                Borrower has made various representations in the Loan Document with respect to hazardous substances. Borrower has further agreed to defend and indemnify U.S. Bank against, and hold U.S. Bank harmless from, various matters identified in the Loan Document concerning hazardous substances. Those indemnities will survive payment of the Notes and satisfaction of the Notes through foreclosure or otherwise. Guarantor hereby guarantees payment and performance of that indemnity and agrees that Guarantor's guaranty of that indemnity will survive payment of the Notes and satisfaction of the Notes through foreclosure or otherwise and will survive payment of Guarantor's other obligations under this Guaranty.

                  ARTICLE VIII. SUBORDINATION OF INDEBTEDNESS
                            OF BORROWER TO GUARANTOR

                Any Indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the Indebtedness of Borrower to U.S. Bank, and such Indebtedness of Borrower to Guarantor, if U.S. Bank so requests after the occurrence of a Default or an Event of Default, shall be collected, enforced, and received by Guarantor as trustee for U.S. Bank and be paid over to U.S. Bank on account of the Indebtedness of Borrower to U.S. Bank, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

                   ARTICLE IX. WAIVER OF RIGHT OF SUBROGATION

                Guarantor agrees that Guarantor shall not have, and hereby expressly waives, any claim, right, or remedy that Guarantor may now have or hereafter acquire against Borrower including, without limitation, any claim, remedy, or right of subrogation, reimbursement, exoneration, indemnification, or participation in any claim, right, or remedy that U.S. Bank has or may hereafter have against Borrower or any Collateral that U.S. Bank now has or hereafter acquires, whether or not such claim, right, or remedy arises in equity, under contract, by statute, under common law, or otherwise. Guarantor hereby acknowledges and agrees that this waiver is intended to benefit Borrower and U.S. Bank and shall not limit or otherwise affect Guarantor's liability under this Guaranty.

            ARTICLE X. PAYMENT OF OBLIGATIONS; EFFECT OF BANKRUPTCY

                This Guaranty shall terminate upon payment in full of the Obligations and termination of U.S. Bank's commitment to make advances of credit and to lend funds to Borrower; but this Guaranty shall be automatically reinstated if any payment is reclaimed in a bankruptcy, receivership, or similar proceeding, until Guarantor pays U.S. Bank the amount reclaimed or the amount is otherwise paid to U.S. Bank and is not subject to further reclamation.

                    ARTICLE XI. EVENTS OF DEFAULT; REMEDIES

                11.1 Events of Default. "Event of Default," whenever used herein, means any one of the following events (whatever the reason for the Event of Default, whether it shall relate to one or more of the parties hereto, and whether it shall be voluntary or involuntary or be pursuant to or effected by operation of Applicable Law):

                (a) If there shall occur an Event of Default under the Credit Agreement; or

                (b) If Guarantor fails to observe or perform any term, covenant, or agreement to be performed or observed pursuant to this Guaranty.

                11.2    Remedies.

                (a) Upon the occurrence of any Event of Default hereunder, the Obligations shall then or at any time thereafter, at the option of U.S. Bank become immediately due and payable without notice or demand, and U.S. Bank shall have an immediate right to pursue the remedies provided herein.

                (b) If an Event of Default occurs hereunder, U.S. Bank shall have all remedies provided by law. Guarantor hereby waives any notice of the occurrence of any Event of Default hereunder.

                (c) In addition to all liens upon and rights of setoff against the moneys, securities, or other property of Guarantor given to U.S. Bank by law, U.S. Bank shall have, with respect to Guarantor's obligations to U.S. Bank under this Guaranty and to the extent permitted by law, a contractual security interest in and a right of setoff against, and Guarantor hereby assigns, conveys, pledges, and transfers to U.S. Bank all of Guarantor's right, title, and interest in and to all deposits, moneys, securities, and other property of Guarantor now or hereafter in the possession of or on deposit with U.S. Bank, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding however all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to Guarantor. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of U.S. Bank or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in so doing. Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by U.S. Bank.

                        ARTICLE XII. GENERAL PROVISIONS

                12.1 Benefits of Agreement. Guarantor agrees that (a) this Guaranty shall inure to the benefit of and may be enforced by U.S. Bank and any subsequent holder of any of the Notes and related Loan Document and (b) this Guaranty shall be binding upon and enforceable against Guarantor and its successors and assigns.

                12.2 No Assignment. Guarantor agrees that no assignment of Guarantor's obligations under this Guaranty may be made to any Person without the prior written consent of U.S. Bank.

                12.3 Rules of Construction. Unless some other meaning and intent is apparent from the context, the plural shall include the singular and vice versa, and masculine, feminine, and neuter words shall be used interchangeably.

                12.4 Governing Law. This Guaranty shall be construed according to the laws of the state of Washington, without giving effect to its principles of conflicts of law.

                12.5 Entire Agreement: Merger: This Agreement constitutes the entire understanding between U.S. Bank and Guarantor with respect to the subject matter hereof; no course of prior dealing between the parties, no usage of trade, and no parole or extrinsic evidence of any nature shall be used to supplement or modify any terms; and there are no conditions to the M effectiveness of this Guaranty. All prior, and contemporaneous negotiations, understandings, and agreements between Guarantor and U.S. Bank with respect to the subject matter hereof are merged in this Guaranty.

                12.6 Invalid Provisions. If any provision of this Guaranty is invalid, illegal, or unenforceable, such provision shall be considered severed from the rest of this Guaranty and the remaining provisions shall continue in full force and effect as if the invalid provision had not been included. This Guaranty may be changed, modified, or supplemented only through a writing signed by Guarantor and U.S. Bank.

                12.7 Attorney Fees and Collection Expenses. If there shall occur any Default or Event of Default, U.S. Bank shall be entitled to recover from Guarantor, upon demand, any reasonable costs and expenses incurred in connection with the preservation of rights under, and enforcement of, this Guaranty and the other Loan Document whether or not any lawsuit or arbitration proceeding is commenced, in all such cases including, without limitation, reasonable attorney fees and costs (including the allocated fees of internal counsel). Costs and expenses as referred to above shall include, without limitation, a reasonable hourly rate for collection personnel, whether employed in-house or otherwise, overhead costs as reasonably allocated to the collection effort, and all other expenses actually incurred. Reasonable attorney fees and costs shall include, without limitation, attorney fees and costs incurred in connection with any bankruptcy case or other insolvency proceeding commenced by or against Borrower or any Person granting a security interest in any item of Collateral, including all fees incurred in connection with (a) moving for relief from the automatic stay, to convert or dismiss the case or proceeding, or to appoint a trustee or examiner or (b) proposing or opposing confirmation of a plan of reorganization or liquidation, in any case without regard to the identity of the prevailing party.

                12.8 Consent to Jurisdiction and Venue. Guarantor hereby (a) irrevocably submits to the jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce, or otherwise arising out of or relating to, this Guaranty; (b) irrevocably waives to the fullest extent permitted by law any objection that Guarantor may now or hereafter have to the laying of venue in any such action or proceeding in any such forum; and (c) further irrevocably waives any claim that any such forum is an inconvenient forum. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing herein shall impair the right of U.S. Bank to bring any action or proceeding against Guarantor in any court of any other jurisdiction.

                12.9 JURY WAIVER. U.S. BANK AND GUARANTOR HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER U.S. BANK OR GUARANTOR AGAINST THE OTHER.

                GUARANTOR'S INITIALS  /S/  DM    U.S.  BANK'S INITIALS  /S/  KP

                12.10 Counterparts. This Guaranty can be executed in counterpart originals. This Guaranty shall be binding on each person who signs a counterpart of this Guaranty even if everyone listed in the Guaranty does not agree to the Guaranty.

                THE UNDERSIGNED CLEARLY UNDERSTANDS THAT U.S. BANK DOES NOT HAVE TO PURSUE BORROWER OR PURSUE ANY OTHER REMEDIES BEFORE DEMANDING PAYMENT FROM GUARANTOR. GUARANTOR FURTHER UNDERSTANDS THAT IT WILL HAVE TO PAY AMOUNTS THEN DUE EVEN IF BORROWER OR ANY OF THE OTHER GUARANTORS DO NOT MAKE THE PAYMENTS OR ARE OTHERWISE RELIEVED OF THE OBLIGATION TO MAKE PAYMENTS.


                                                  REDHOOK OF NEW HAMPSHIRE, INC.


                                                  By:    /s/  David J. Mickelson
                                                         -----------------------
                                                  Its:   EVP
                                                         ---

                               SECURITY AGREEMENT

                This security agreement ("Agreement") is made and entered into as of June 19, 2001, by REDHOOK ALE BREWERY, INCORPORATED, a Washington corporation ("Borrower"), for the benefit of U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. Bank"). Words and phrases with initial capital letters have the meanings given to them in Article I of this Agreement.

                                R E C I T A L S :

                A. On or about June 5, 1995, Borrower and U.S. Bank entered into that certain amended and restated credit agreement (together with all supplements, exhibits, and amendments thereto, referred to as the "Credit Agreement"), whereby U.S. Bank agreed to make loans and advances of credit to Borrower on the terms and conditions set forth therein. Concurrently with the execution of this Agreement, Borrower and U.S. Bank entered into the fifth amendment to amended and restated credit agreement ("Fifth Amendment") whereby U.S. Bank and Borrower agreed to modify the terms of the Loans.

                B. Borrower's grant to U.S. Bank of a security interest in all of its assets as security for the Secured Obligations is among the agreed upon modifications to the Loans.


                NOW, THEREFORE, in order for U.S. Bank to modify the Loans in accordance with the terms of the Fifth Amendment, Borrower agrees as follows:

                             ARTICLE I. DEFINITIONS

                Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein. For the purposes of this Agreement, the following terms shall have the following meanings:

                "Account" means any right to payment for goods sold or leased or for services rendered that is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance.

                "Account Debtor" means the party who is obligated on or under any Account, Chattel Paper, or General Intangible.

                "Assignee Deposit Account" shall have the meaning set forth in
Section 5.7 hereof.

                "Chattel Paper" means all interest of Borrower in writings that evidence both a monetary obligation and a security interest in or a lease of specific goods, including any group of writings consisting of both a security agreement or a lease and an Instrument or series of Instruments.

                "Collateral" means all property, real, personal, and mixed, tangible and intangible, wherever located, now owned or hereafter acquired by Borrower, or in which

Borrower has or later obtains an interest, including but not limited to Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Financial Assets, General Intangibles, Goods, Instruments, Inventory, Investment Property, Trademarks, and Vehicles, and all products, profits, rents, and proceeds of such property. As used in this Agreement, "Collateral" shall not include any property owned by any Subsidiary of Borrower.

                "Deposit Account" means a demand, time, savings, passbook, or like account maintained with a bank, savings and loan association, credit union, or like organization, other than an account evidenced by a certificate of deposit.

                "Document" means all of Borrower's right, title, and interest in or to any document of title as defined in RCW 62A.1-201 and any receipt of the kind described in RCW 62A.7-201(2).

                "Equipment" means all of Borrower's right, title, and interest in and to Goods that are used or bought for use primarily in business and that are not included within the definition of Inventory, including but not limited to all machinery, equipment, furnishings, fixtures, vehicles, tools, supplies, and other equipment of any kind and nature and all additions, substitutions, and replacements of any of the foregoing, together with all attachments, components, parts, accessories, improvements, upgrades, and accessories installed thereon or affixed thereto.

                "Event of Default" means an occurrence of an Event of Default as defined in the Credit Agreement.

                "Financial Assets" means all of Borrower's right, title, and interest in and to any financial asset as defined in RCW 62A.8-102.

                "General Intangibles" means all personal property (including things in action) other than Goods, Accounts, Chattel Paper, Documents, Financial Assets, Instruments, Investment Property, and money, including but not limited to all Trademarks, insurance proceeds, patents, copyrights, trade names, trade secrets, goodwill, registration, license rights, licenses, permits, corporate and other business records, rights to refunds or indemnification, and all other intangible personal property of Borrower of every kind and nature.

                "Goods" means all things that are movable or that are fixtures, not including money, Documents, Financial Assets, Instruments, Accounts, Chattel Paper, Investment Property, or General Intangibles.

                "Instrument" means any negotiable instrument or other writing that evidences a right to the payment of money and is not itself a security agreement or lease and is of a type that is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

                "Inventory" means all Goods held by Borrower for sale or lease, furnished or to be furnished by Borrower under any contract of service, or held by Borrower as raw materials, work in progress, or materials used or consumed in Borrower's business.

                "Investment Property" means all of Borrower's right, title, and interest in and to any investment property as defined in RCW 62A.9-115.

                "Secured Obligations" means any past, present, or future Indebtedness of Borrower to U.S. Bank, and includes but is not limited to (a) any indebtedness, obligation, or liability of any kind arising in any way of Borrower to U.S. Bank, now existing or hereafter created, under the Credit Agreement, the Notes, or the other Loan Documents, including any refinancing, renewal, replacement, extension, amendment, or substitution of such indebtedness, (b) any liability or obligation of Borrower hereunder, (c) the obligations of Borrower under any guaranty executed by Borrower and delivered to U.S. Bank, whereby Borrower guarantees the Indebtedness of any Person other than Borrower to U.S. Bank, and (d) any cost, expense, or liability, including but not limited to reasonable attorney fees, that may be incurred and advances that may be made by U.S. Bank in any way in connection with any of the foregoing or any security therefor.

                "Trademark" means (a) any trademark, trade name, corporate name, company name, business name, fictitious business name, trade style, service mark, logo or other source or business identifier, and the goodwill associated therewith, now existing or hereafter adopted or acquired, (b) any registration or recording of any Trademark, and any application in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or of any state of the United States, or any other country or any political subdivision of another country or otherwise, and (c) all renewals of any Trademark.

                "Vehicle" means any car, truck, trailer, construction or earth-moving equipment, or other vehicle covered by a certificate of title of any state, including but not limited to any tires or other appurtenances to any Vehicle.

                     ARTICLE II. GRANT OF SECURITY INTEREST


                As security for the payment and satisfaction of the Secured Obligations, Borrower hereby grants to U.S. Bank a continuing security interest in and assigns to U.S. Bank all of Borrower's right, title, and interest in the Collateral and all products, profits, rents, and proceeds thereof.

                       ARTICLE III. COVENANTS OF BORROWER

                Borrower shall fully perform each of the following covenants:

                3.1     Obligations to Pay.

                (a) Borrower shall pay to U.S. Bank, in timely fashion and in full, all amounts payable by Borrower to U.S. Bank, pursuant to the Credit Agreement, the Notes, and the other Loan Documents; and

                (b) Borrower shall pay and reimburse U.S. Bank for all expenditures including reasonable attorney fees and legal expenses in connection with the exercise by U.S. Bank of any of its rights or remedies under the Credit Agreement or the other Loan Documents.

                3.2 Performance. Borrower shall fully perform in a timely fashion every covenant, agreement, and obligation set forth in the Credit Agreement and the other Loan Documents.

                3.3 Further Documentation. At its own expense, Borrower shall execute and deliver any financing statement, any renewal, substitution, or correction thereof, or any other document; shall procure any document; and shall take such further action as U.S. Bank reasonably may require in obtaining the full benefits of this Agreement.

                3.4 Filing Fees. Borrower shall pay all costs of filing any financing, continuation, or termination statement with respect to the security interests granted herein.

                3.5 Pledges. Borrower shall deliver and pledge to U.S. Bank, endorsed or accompanied by instruments of assignment or transfer satisfactory to U.S. Bank, any Instruments, Investment Property, Documents, General Intangibles, or Chattel Paper that U.S. Bank may specify from time to time.

                3.6 Maintenance of Records. Borrower shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral including but not limited to a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Borrower shall deliver and turn over to U.S. Bank all books and records pertaining to the Collateral at any time after the occurrence and during the continuation of an Event of Default, if so demanded by U.S. Bank.

                3.7 Disposition of Collateral. Except for the sale of Equipment that was used in Borrower's location at Phinney Avenue North, Seattle, Washington, or in the ordinary course of Borrower's business or as otherwise allowed in the Credit Agreement, Borrower shall not sell or transfer any of the Collateral or release, compromise, or settle any obligation or material receivable due to Borrower.

                3.8 Indemnification. Borrower agrees to pay, and to indemnify U.S. Bank and hold U.S. Bank harmless from, all liabilities, costs, and expenses including but not limited to reasonable legal fees and expenses with respect to or resulting from (a) any delay in paying any excise, sales, or other taxes that may be payable or determined to be payable with respect to any of the Collateral, (b) any delay by Borrower in complying with any requirement of law applicable to any of the Collateral, or (c) any of the transactions contemplated by this Agreement. In any reasonable suit, proceeding, or action brought by U.S. Bank to enforce payment of any sum owing on any Account or to enforce any provisions of any Account, Borrower will indemnify U.S. Bank and hold U.S. Bank harmless from all expense, loss, or damage suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction allowed with respect to the Account to the extent arising out of a breach by Borrower of any obligation under the Account or arising out of any other agreement, indebtedness, or liability at any time owing to or in favor of such Account Debtor or its successors from Borrower.

                3.9 Limitations on Amendments, Modifications, Terminations, Waivers, and Extensions of Contracts and Agreements Giving Rise to Accounts. Except, in each case, in the ordinary course of Borrower's business or consistent with industry practice, Borrower will not

(a) amend, modify, terminate, waive, or extend any provision of any agreement giving rise to an Account in any manner that could reasonably be expected to have a material adverse effect on the aggregate value of the Accounts as Collateral or (b) fail to exercise promptly and diligently every material right that it may have under each agreement giving rise to an Account, other than any right of termination.

                3.10 Limitations on Discounts, Compromises, and Extensions of Accounts. Borrower will not grant any extension of the time of payment of any of the Accounts; compromise, compound, or settle the same for less than the full amount thereof; release, wholly or partially, any Person liable for the payment thereof; or allow any credit or discount whatsoever thereon, except, in each case, in the ordinary course of Borrower's business or consistent with industry practice.

                3.11 Further Identification of Collateral. Borrower will furnish to U.S. Bank, upon its reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as U.S. Bank may reasonably request.

                3.12 Notices. Borrower will advise U.S. Bank promptly in reasonable detail at its address set forth in Section 7.9 of the occurrence of any event that could reasonably be expected to have a material adverse effect on the Collateral or on the liens created hereunder, including any lien (other than liens created hereby or permitted under the Credit Agreement) on or claim asserted against any of the Collateral.

                3.13 Changes in Locations, Name, Etc. Borrower will not (a) change the location of its chief executive office/chief place of business or remove its books and records from the locations specified on Schedule II to this Agreement, (b) except in the ordinary course of Borrower's business and consistent with prior practice, permit any of the Inventory or Equipment (excluding Vehicles) to be kept at locations other than those listed on Schedule II, or (c) change its name, identity, or structure to such an extent that any financing statement filed by U.S. Bank in connection with this Agreement would become seriously misleading, unless it shall have given U.S. Bank at least ten days' prior written notice thereof.

                3.14    Trademarks.

                (a) Borrower (either itself or through licensees) will, in a manner consistent with prior practice, (i) continue to use its Trademarks in order to maintain such Trademarks in full force, free from any claim of abandonment for nonuse that would materially decrease the aggregate value of the Trademarks, (ii) maintain the quality of products and services offered under such Trademarks, (iii) employ such Trademarks with the appropriate notice of registration, (iv) not adopt or use any mark that is confusingly similar to or a colorable imitation of such Trademarks unless U.S. Bank shall have obtained a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any currently-used Trademark may become invalidated.

                (b) Borrower will notify U.S. Bank immediately if it knows, or has reason to know, of (i) any application or registration relating to any Trademark material to its business that may become abandoned or dedicated, or
(ii) any adverse determination or development (including but not limited to the institution of, or any adverse determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding Borrower's ownership of any material Trademark or its right to register, keep, or maintain the same.

                (c) Whenever Borrower, either by itself or through any agent, employee, licensee, or designee, shall file an application for the registration of any material Trademark with the United States Patent and Trademark Office, Borrower shall report such filing to U.S. Bank within 30 days after the last day of the calendar month in which such filing occurs. Borrower shall execute and deliver to U.S. Bank all agreements, instruments, powers of attorney, documents, and papers that U.S. Bank may request to evidence U.S. Bank's security interest in any Trademark and in the goodwill and general intangibles of Borrower relating to or represented by the Trademark. Borrower hereby constitutes U.S. Bank its attorney-in-fact to execute and file all such writings for the foregoing purposes, with all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, is irrevocable until all Secured Obligations are paid in full.

                (d) Borrower will take all reasonable and necessary steps, including but not limited to all reasonable and necessary steps in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof to which Borrower has applied for any Trademark, to maintain and pursue each application, to obtain the relevant registration, and to maintain each registration of material Trademarks, including but not limited to filing applications for renewal, affidavits of use, and affidavits of incontestability.

                (e) If any Trademark that is included in the Collateral is infringed, misappropriated, or diluted by a third party, Borrower shall promptly notify U.S. Bank after it learns thereof and shall take such action as Borrower reasonably deems appropriate under the circumstances to protect such Trademark.

                3.15 Vehicles. Upon request by U.S. Bank, the application for certificate of title to any vehicle indicating U.S. Bank's first priority lien on such Vehicle, and any other necessary documentation, shall be filed in each office in each jurisdiction that U.S. Bank deems advisable to perfect its lien on any Vehicle constituting Collateral.

                3.16 Insurance. Borrower agrees to insure the Collateral against all hazards in form and amount consistent with the prior practices of Borrower and reasonably acceptable to U.S. Bank. If Borrower fails to obtain such insurance, U.S. Bank shall have the right, but not the obligation, to obtain either insurance covering both Borrower's and U.S. Bank's interest in the Collateral, or insurance covering only U.S. Bank's interest in the Collateral. Borrower agrees to pay such premium that would be charged for insurance that Borrower is required to maintain by this Section 3.16. This amount may be added to the outstanding balance of the Loans, and interest thereon shall be charged at the rate specified in any applicable Loan Document, or U.S. Bank may demand immediate payment. Any unpaid insurance premium advanced by

U.S. Bank shall be secured under the terms of this Agreement. U.S. Bank will have no liability whatsoever for any loss which may occur by reason of the omission or lack of coverage of any such insurance. Any insurer shall make payable jointly to the Borrower and U.S. Bank as secured party (or otherwise as its interest may appear) any loss payments from casualty/property loss insurance covering any of the Collateral in excess of $100,000.

                3.17 Copy of Financing Statement. Borrower agrees that a carbon, photographic, or other reproduction of a financing statement or this Agreement is sufficient as a financing statement.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES


                Borrower hereby makes the following representations and warranties:

                4.1 Title to Collateral. Borrower has good and marketable title to all the Collateral, free and clear of all liens excepting only the security interests created pursuant to this Agreement or permitted pursuant to the Credit Agreement.

                4.2 No Impairment of Collateral. None of the Collateral shall be impaired or jeopardized because of the security interest herein granted.

                4.3 Other Agreements. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof will not result in the breach of any of the terms, conditions, or provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation under any (a) agreement or other instrument to which Borrower is a party or by which Borrower is bound or
(b) Applicable Law.

                4.4 No Approvals. No Governmental Approvals of any nature are required in connection with the security interests herein granted.

                4.5 Authority. Borrower has full power and authority to assign to U.S. Bank and to grant to U.S. Bank a security interest in the Collateral.

                4.6 Location of Records. The address of the office where the books and records of Borrower are kept concerning the Collateral is set forth on
Schedule II.

                4.7 Location of Collateral. The locations of all Inventory and Equipment of Borrower are described on Schedule II.

                4.8 Name. Borrower, but not necessarily any of its Subsidiaries, conducts its business only under the name "Redhook Ale Brewery, Incorporated."

                4.9 Accounts. The amount represented by Borrower to U.S. Bank from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts will at such time be the materially correct amount actually owing by such Account Debtor or Debtors thereunder. No material amount payable to Borrower under or in connection with any

Account is evidenced by anyInstrument or Chattel Paper that has not been delivered to U.S. Bank.

                4.10 Chief Executive Office. Borrower's chief executive office and chief place of business is located at the address set forth on
Schedule II.

                4.11 Trademarks. Schedule I hereto includes all Trademarks owned by Borrower in its own name as of the date hereof. To the best of Borrower's knowledge, the Trademarks are valid, subsisting, unexpired, and enforceable and have not been abandoned. Except as set forth in Schedule I, none of the Trademarks is the subject of any licensing or franchise agreement. No holding, decision, or judgment that would limit, cancel, or question the validity of the Trademarks has been rendered by any Governmental Body. No action or proceeding is pending that seeks to limit, cancel, or question the validity of such Trademarks and that would, if adversely determined, have a material adverse effect on the aggregate value of the Trademarks.

                4.12 Governmental Obligors. No Account Debtor is a Governmental Body.

                   ARTICLE V. U.S. BANK'S RIGHTS WITH RESPECT
                                TO THE COLLATERAL

                5.1 No Duty on U.S. Bank's Part. U.S. Bank shall not be required (except at its option upon the occurrence and during the continuation of any Event of Default) to realize upon any Accounts, Financial Assets, Instruments, Investment Property, Chattel Paper, or General Intangibles; collect the principal, interest, or payment due thereon, exercise any rights or options of Borrower pertaining thereto; make presentment, demand, or protest; give notice of protest, nonacceptance, or nonpayment; or do any other thing for the protection, enforcement, or collection of such Collateral. The powers conferred on U.S. Bank hereunder are solely to protect U.S. Bank's interests in the Collateral and shall not impose any duty upon U.S. Bank to exercise any such powers. U.S. Bank shall be accountable only for amounts that U.S. Bank actually receives as a result of the exercise of such powers; and neither U.S. Bank nor any of its officers, directors, employees, or agents shall be responsible to Borrower for any act or failure to act hereunder.

                5.2 Negotiations with Account Debtors. During the existence of any Event of Default, U.S. Bank may, in its sole discretion, extend or consent to the extension of the time of payment or maturity of any Instruments, Accounts, Chattel Paper, or General Intangibles.

                5.3 Right to Assign. Except as otherwise provided in the Credit Agreement, U.S. Bank may assign or transfer the whole or any part of the Secured Obligations and may transfer therewith U.S. Bank's security interests in the whole or any part of the Collateral; and all obligations, rights, powers, and privileges herein provided shall inure to the benefit of the assignee and shall bind the successors and assigns of the parties hereto.

                5.4 Duties Regarding Collateral. Beyond the safe custody thereof, U.S. Bank shall not have any duty as to any Collateral in its possession or control, or as to any preservation of any rights of or against other parties.

                5.5 Collection From Account Debtors. During the existence of any Event of Default, Borrower shall, upon demand by U.S. Bank (and without any grace or cure period), notify all Account Debtors to make payment to U.S. Bank of any amounts due or to become due. Borrower authorizes U.S. Bank to contact the Account Debtors for the purpose of having all or any of them pay their obligations directly to U.S. Bank. Upon demand by U.S. Bank, Borrower shall enforce collection of any indebtedness owed to it by Account Debtors.

                5.6 Inspection. U.S. Bank and its designees, from time to time at reasonable times and intervals, may inspect the Equipment and Inventory and inspect, audit, and make copies of and extracts from all records and all other papers in the possession of Borrower.

                5.7 Assignee Deposit Account. Upon demand by U.S. Bank, during the existence of an Event of Default, Borrower will transmit and deliver to U.S. Bank, in the form received, immediately after receipt, all cash, checks, drafts, Chattel Paper, Instruments, or other writings for the payment of money including Investment Property (properly endorsed, where required, so that the items may be collected by U.S. Bank) that may be received by Borrower at any time. All items or amounts that are delivered by Borrower to U.S. Bank, or collected by U.S. Bank from the Account Debtors, shall be deposited to the credit of a Deposit Account ("Assignee Deposit Account") of Borrower with U.S. Bank, as security for the payment of the Secured Obligations. Borrower shall have no right to withdraw any funds deposited in the Assignee Deposit Account. U.S. Bank may, from time to time in its discretion, and shall, upon the request of Borrower made not more than twice in any week, apply all or any of the balance, representing collected funds, in the Assignee Deposit Account, to payment of the Secured Obligations, whether or not then due, in such order of application, not inconsistent with the terms of the Credit Agreement and this Agreement, as U.S. Bank may determine; and U.S. Bank may, from time to time in its discretion, release all or any of such balance to Borrower.

                5.8 Right of Setoff. Borrower grants to U.S. Bank a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to U.S. Bank all Borrower's right, title and interest in and to, Borrower's accounts with U.S. Bank (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes U.S. Bank, to the extent permitted by applicable law, to charge or setoff all sums owing under the Loan Documents against any and all such accounts.

                  ARTICLE VI. U.S. BANK'S RIGHTS AND REMEDIES

                6.1 General. During the existence of any Event of Default, U.S. Bank may exercise its rights and remedies in the Credit Agreement and in any other Loan Documents and any other rights and remedies at law and in equity, simultaneously or consecutively, all of which rights and remedies shall be cumulative. The choice of one or more rights or remedies shall not be construed as a waiver or election barring other rights and remedies. Borrower hereby acknowledges and agrees that U.S. Bank is not required to exercise all rights and remedies available to it equally with respect to all the Collateral and that U.S. Bank may select less than all the Collateral with respect to which the rights and remedies as determined by U.S. Bank may be exercised.

                6.2 Notice of Sale; Duty to Assemble Collateral. In addition to or in conjunction with the rights and remedies referred to in Section 6.1 hereof:

                (a) Written notice mailed to Borrower at the address designated herein ten days or more prior to the date of public or private sale of any of the Collateral shall constitute reasonable notice.

                (b) If U.S. Bank requests, Borrower will assemble the Collateral and make it available to U.S. Bank at places that U.S. Bank shall reasonably select, whether on Borrower's premises or elsewhere.

                        ARTICLE VII. GENERAL PROVISIONS

                7.1 Entire Agreement. This Agreement, together with the Credit Agreement and the other Loan Documents, sets forth all the promises, covenants, agreements, conditions, and understandings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, with respect thereto, except as contained or referred to herein. This Agreement may not be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge, or termination is sought.

                7.2 Invalidity. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereunder, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

                7.3     Nonwaiver and Nonexclusive Rights and Remedies.

                (a) No right or remedy herein conferred upon or reserved to U.S. Bank is intended to be to the exclusion of any other right or remedy, but each and every such right or remedy shall be cumulative and shall be in addition to every other right or remedy given hereunder and now or hereafter existing at law or in equity.

                (b) No delay or omission by U.S. Bank in exercising any right or remedy accruing upon an Event of Default shall impair any such right or remedy, or shall be construed to be a waiver of any such Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

                7.4 Termination of Security Interest. When all the Secured Obligations have been paid in full, the security interest provided herein shall terminate and U.S. Bank shall return to Borrower all Collateral then held by U.S. Bank, if any, and upon written request of Borrower, shall execute, in form for filing, termination statements of the security interests herein granted. Thereafter, no party hereto shall have any further rights or obligations hereunder.

                7.5 Successors and Assigns. All rights of U.S. Bank hereunder shall inure to the benefit of its successors and assigns, and all obligations of Borrower shall be binding upon its successors and assigns.

                7.6     U.S. Bank's Appointment as Attorney-in-Fact.

                (a) Borrower hereby irrevocably constitutes and appoints U.S. Bank and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time during the existence of an Event of Default, in U.S. Bank's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action, and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement; and without limiting the generality of the foregoing, Borrower hereby gives U.S. Bank the power and right, on behalf of Borrower, without consent by or notice to Borrower, to do the following during the existence of an Event of Default:

                (i) to transfer to U.S. Bank or to any other Person all or any of the Collateral, to endorse any Instruments pledged to U.S. Bank, and to fill in blanks in any transfers of Collateral, powers of attorney, or other documents delivered to U.S. Bank;

                (ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement, and to pay all or any part of the premiums therefor and the costs thereof;

                (iii) to take possession of, endorse, and collect any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due under any Account, Instrument, or General Intangible or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by U.S. Bank for the purpose of collecting all such moneys due under any Account, Financial Assets, Instrument, Investment Property, or General Intangible or with respect to any other Collateral whenever payable; and

                (iv) to direct any party liable for any payment under any of the Collateral to make payment of all moneys due or to become due thereunder directly to U.S. Bank or as U.S. Bank shall direct; to ask for, demand, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices, and other documents in connection with any of the Collateral; to commence and prosecute any suits, actions, or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral and to enforce any other right in respect of any Collateral; to defend, settle, compromise, or adjust any suit, action, or proceeding brought against Borrower with respect to any Collateral and, in connection therewith, to give such discharge or releases as U.S. Bank may deem appropriate; to assign any Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such terms, on such conditions, and in such manner as U.S. Bank shall in its sole discretion determine; and generally, to sell, transfer, pledge, and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though U.S. Bank were the absolute owner thereof for all purposes; and to do, at U.S. Bank's option and Borrower's expense, at any time or from time to time, all acts and things that U.S. Bank deems necessary to protect, preserve or realize upon the Collateral and U.S. Bank's liens thereon and to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

                (b) Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this appointment. This power of attorney is a power coupled with an interest and shall be irrevocable until all Secured Obligations are paid in full.

                (c) Borrower also authorizes U.S. Bank, at any time and from time to time, to execute, in connection with the sale provided for in Article VI hereof, any endorsements, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

                (d) The powers conferred on U.S. Bank hereunder are solely to protect U.S. Bank's interests in the Collateral and shall not impose any duty upon U.S. Bank to exercise any such powers. U.S. Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees, or agents shall be responsible to Borrower for any act or failure to act hereunder.

                7.7 Performance by U.S. Bank of Borrower's Obligations. If Borrower fails to perform or comply with any of its agreements contained herein and U.S. Bank, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expense of U.S. Bank incurred in connection with such performance or compliance, together with interest thereon at the rate provided for in the Credit Agreement upon the occurrence of an Event of Default, shall be payable by Borrower to U.S. Bank on demand and shall constitute Secured Obligations.

                7.8 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and shall be governed by the laws of the state of Washington, without regard to the state's rules and principles relating to conflicts of law.

                7.9 WAIVER OF RIGHT TO JURY TRIAL. U.S. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER U.S. BANK OR BORROWER AGAINST THE OTHER.

                BORROWER'S INITIALS /S/  DM      U.S. BANK'S INITIALS /S/  KP

                7.10 Notices. All notices, requests, consents, demands, approvals, and other communications hereunder shall be deemed to have been duly given, made, or served if given, made or served in accordance with the notice provisions of Section 10.1 of the Credit Agreement.

                7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original Agreement, but all of which together shall constitute one and the same instrument.

                IN WITNESS WHEREOF, Borrower and U.S. Bank have caused this Agreement to be duly executed by their respective duly authorized officers or agents, to be effective as of June 19, 2001.

                                    REDHOOK ALE BREWERY, INCORPORATED

                                    By:     /s/  David J. Mickelson
                                            -----------------------
                                            David Mickelson,
                                            Executive Vice President

ACCEPTED BY:                        U.S. BANK NATIONAL ASSOCIATION, a national
                                    banking association






                                    By:     /s/  Kenneth D. Plank
                                            ---------------------
                                            Kenneth D. Plank,
                                            Vice President

                                   SCHEDULE I

                             TRADEMARK REGISTRATIONS


                 Mark                      Country          Reg. No.              Issued
--------------------------------------- --------------- ----------------- -----------------------
BALLARD BITTER                              Canada          426,849            May 6, 1994

BALLARD BITTER                              Mexico           484957         November 30, 1994

BALLARD BITTER                               U.S.          1,755,631          MARCH 2, 1993

BALLARD BITTER                            State: New     Vol. 90 Pg 26      February 15, 1995
                                          Hampshire

BLACK HOOK                                   U.S.          1,299,809         OCTOBER 9, 1984

BLACK HOOK                                  Mexico           484959         November 30, 1994

BLACK HOOK                                State: New     Vol. 90 Pg 24      February 15, 1995
                                          Hampshire

BLACKHOOK PORTER & DESIGN                    U.S.          1,296,703        SEPTEMBER 18, 1984

BLUELINE                                     U.S.          1,892,301           MAY 2, 1995

DESIGN (BALLARD BITTER)                      U.S.          1,409,762        SEPTEMBER 16, 1986

DESIGN (WINTERHOOK)                          U.S.          1,493,423          JUNE 21, 1988

FORECASTERS                                  U.S.          1,929,789         OCTOBER 24, 1995

RED HOOK                                    Canada          418,500          October 22, 1993

RED HOOK                                  Hong Kong         2375/93           June 18, 1993

RED HOOK                                    Japan           2601613         November 30, 1993

RED HOOK                                 South Korea        247,104          August 17, 1992

RED HOOK                                    Mexico           484960         November 30, 1994

RED HOOK                                  Singapore         7563/91          August 13, 1991

RED HOOK                                    Taiwan           556831           April 16, 1992

RED HOOK                                     U.S.          1,253,138         OCTOBER 4, 1983


                 Mark                      Country          Reg. No.              Issued
--------------------------------------- --------------- ----------------- -----------------------

RED HOOK ALE & DESIGN                        U.S.          1,332,480          APRIL 23, 1985

RED HOOK BLUELINE AND DESIGN                 U.S.          1,802,237         NOVEMBER 2, 1993

RED HOOK DOUBLE BLACK                       Japan           4143687            May 8, 1998

RED HOOK ESB                              State: New      Vol 90 Pg 25      February 15, 1995
                                          Hampshire

RED HOOK ESB AND DESIGN                      U.S.          1,940,873        DECEMBER 12, 1995

REDHOOK DOUBLBLACK STOUT                     U.S.          2,093,507        SEPTEMBER 2, 1997

TROLLEYMAN                                   U.S.          1,929,788         OCTOBER 24, 1995

WHEAT HOOK                                  Canada          413,666           June 18, 1993

WHEAT HOOK                                  Mexico           484958         November 30, 1994

WHEAT HOOK                                   U.S.          1,682,181          APRIL 7, 1992

WHEAT HOOK                                State: New      Vol 90 Pg 7       February 15, 1995
                                          Hampshire

WHEATHOOK and Design                        State:           18,915            May 10, 1989
                                          Washington

WINTERHOOK                                   U.S.          1,490,430           MAY 31, 1988

WINTERHOOK                                State: New                          March 20, 1996
                                           Hampshire


                                      TRADEMARK APPLICATIONS


BALLARD BITTER, IPA and Design               U.S.          75/479,479          May 5, 1998

ESB                                         Japan         1997-103375         April 3, 1997

RED HOOK                                    Japan         1997-103376         April 3, 1997

RED HOOK Logo                             Community          440966         December 11, 1996

                                   SCHEDULE II

Address of

Chief executive office:      3400 Phinney Avenue North
                             Seattle, WA  98103

Address of Office where
Books and records are kept:  Same as Chief Executive Office

Addresses of locations of
Collateral:                  Washington

                                  SCHEDULE II